CERTIFICATE

   I, BETSY A. PREGULMAN, Associate Secretary of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation (the "Company"), hereby certify that the following is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of the Company duly called and held on March 18, 1997, at which meeting a quorum was present and acting throughout, and such resolutions have not been amended or rescinded, but remain in full force and effect on the date hereof:

      RESOLVED, that each of the proper officers of the Company, acting on its behalf, is hereby authorized to prepare, execute and file with the Securities and Exchange Commission (the "SEC") an appropriate registration statement or registration statements with respect to the public offering of up to $200,000,000 in aggregate principal amount of the Company's First Mortgage Bonds, senior notes, and/or other debt securities (collectively, the "New Securities"), including such amendments, supplements, exhibits and other documents, under the Securities Act of 1933, as amended, as he or she may consider appropriate or advisable; and further

      RESOLVED, that the name of each of the proper officers of the Company may be signed to any such registration statement, amendment, supplement, exhibit, or other document pursuant to a power of attorney or other similar delegation of authority.


   IN WITNESS WHEREOF, I have executed this Certificate as of this 11th day of July, 1997.

                                         Betsy A. Pregulman
                                         ---------------------------------------
                                         Betsy A. Pregulman
                                         Associate Secretary




                                 EXHIBIT 24.2